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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                        CONTACT:

                                                        Keith E. Glover
                                                        Chief Financial Officer
                                                        Proxim, Inc.
                                                        408-731-2700


                 PROXIM COMPLETES $30 MILLION PRIVATE PLACEMENT

     Investor Conference Call Scheduled for 8:30 AM EDT on November 28, 2001

Sunnyvale, Calif. - November 27, 2001 - Proxim, Inc. (Nasdaq: PROX) today announced that it has completed a $30 million private placement of shares of common stock and warrants to institutional investors. In connection with the private placement, the company issued 3,643,425 shares of common stock and warrants to purchase up to 816,124 additional shares of common stock. As is customary in transactions of this type, the price purchase price of $8.234 per share was based on a discount to the trailing ten-day average closing bid price and the warrants have an exercise price of $12.95 per share. The warrants have a four-year term. Proxim management will discuss the private placement in an investor conference call on Wednesday November 28, 2001, at 8:30 AM EST (details below).

The company stated that it expects to use the net proceeds of the offering for working capital and general corporate purposes. SG Cowen Securities Corporation acted as the exclusive placement agent to Proxim for this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares and warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Proxim has agreed to file a registration statement covering the resale of the shares and the shares issuable upon exercise of the warrants.

CONFERENCE CALL INFORMATION

Proxim management will discuss the private placement in an investor conference call Wednesday November 28, 2001, at 8:30 AM EST, 5:30 AM PST. The conference call telephone number is (712) 257-3653, the passcode is "Proxim" and the call leader is Keith Glover. A replay of the conference call will be available at
(402) 280-9975 until December 1, 2001.



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Proxim, Inc.
November 27, 2001
Page 2


ABOUT PROXIM

Proxim, Inc. has over 15 years of experience designing and building wireless broadband networking solutions for the enterprise, service provider and home markets. The Harmony(TM) product family provides long-term investment protection for enterprises through the industry's first multi-standard architecture designed to work with any wireless technology. Harmony also offers a broad range of design-in modules for OEMs. The Stratum(TM) product family offers a range of broadband access solutions and building-to-building networking connectivity for enterprises and service providers. The Symphony(TM) product family offers easy-to-use, inexpensive wireless networking for homes. The Skyline(TM), Netline(TM) and Homeline(TM) product families provide a broad range of wireless, Ethernet and HPNA solutions, respectively, for small businesses and schools. Proxim is a member of the Wireless Ethernet Compatibility Alliance and a Promoter of the Home Radio Frequency Working Group along with Siemens, Motorola, National Semiconductor and other leaders in the wireless market. The company is headquartered in Sunnyvale, California with offices globally. Visit www.proxim.com for more information.

Except for the historical information contained herein, the matters set forth in this press release, including the expected use of proceeds of the offering, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the effect of the offering on Proxim's share price, changing customer requirements, growth in the market for wireless networking products, and the effects of technological advances and competition. For a discussion of additional factors that may cause results to differ, see Proxim's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and Form 10-K for the year ended December 31, 2000. These forward-looking statements speak only as of the date hereof. Proxim disclaims any intent or obligation to update these forward-looking statements.

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